SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):  November 5, 2010

 ZAGG Incorporated
 (Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (801) 263-0699

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Acquisition of Controlling Interest in HzO, Inc.

On November 5, 2010, ZAGG, Inc. (the “Company”), closed a transaction with HzO, Inc., a Delaware corporation (“HzO”), whereby the Company obtained approximately 55% of the capital stock of HzO on a fully diluted basis.

Background

On September 28, 2009, ZAGG, Inc. (the “Company”) entered into a bridge loan agreement with HzO, Inc., a Delaware corporation (“HzO”), under which the Company loaned to HzO $1,151,000 and received a secured convertible promissory note (the “Note”).  In connection with the funding of the bridge loan, HzO acquired certain rights to the Golden Shellback technology developed by Northeast Maritime Institute, Inc. (“NMI”).  The technology is a molecular, vacuum deposited coating that is nonflammable, has low toxicity and has the ability to weatherproof electronic devices and other surfaces.  Pursuant to a separate agreement with HzO, the Company was granted the exclusive worldwide marketing rights for the HzO technology.  (That agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on October 5, 2009.)

Under the terms of the bridge loan agreement, interest accrued on the unpaid balance of the Note at the rate of 0.84% per annum, and all unpaid principal and any accrued and unpaid interest was due on February 25, 2010.  The balance due under the Note was secured by a pledge of all assets of HzO as collateral security for the repayment of the Note, which consisted solely of the rights of HzO to a Technology Contribution Agreement between HzO and NMI under which HzO could acquire NMI’s patent applications and related technology and know-how for the Golden Shellback technology.

Also under the terms of the Note, the Company had the option, but not the obligation, to convert the Note into shares of Series A Preferred stock of HzO at a conversion price of $0.4752 per share.  The Company also received a warrant for 726,010 shares of HzO Series A Preferred Stock as additional consideration for making the loan.  These warrants have a term of five years and an exercise price of $0.4752 per share.  The Company also entered into a guarantee agreement for an additional $2,000,000 payment to NMI, representing the balance due NMI under the Technology Contribution Agreement, originally scheduled for payment on February 25, 2010, that was subsequently postponed to November 4, 2010.

On August 11, 2010, the Company made a second bridge loan of $220,000 to HzO on the same terms as those of the bridge loan described above.  The purpose of the additional advance was for HzO to make a payment to NMI for an extension of time for HzO to complete the funding of the acquisition of the Golden Shellback technology under the Technology Contribution Agreement and for the right to acquire the all of the equity interests of NMI in HzO for a fixed price of $3,000,000 (the “Equity Purchase Option”).  HzO used this advance to make a partial payment of $200,000 to NMI, defer the Closing under the Technology Contribution Agreement until November 4, 2010 and acquire the Equity Purchase Option.  The Company received a warrant for 138,883 shares of HzO Series A Preferred Stock as additional consideration for making this loan.

HzO and its lead investor, vSpring III, LP (“vSpring”), were unable to secure the necessary third party financing to close under the Technology Contribution Agreement between HzO and NMI.  Accordingly, the Company determined to pay the balance of $1,800,000 due to NMI under the Technology Contribution Agreement and to discharge the Company’s obligation under the guaranty executed in September 2009 in favor of NMI.  On November 8, 2010, the Company made a third bridge loan of $1,800,000 to HzO.  The Company received an additional warrant for 1,136,363 shares of HzO Series A Preferred Stock as additional consideration for making the additional bridge loan, for an aggregate of 2,001,256 warrants.  Immediately following the funding of the additional advance of $1,800,000 under third bridge loan, the Company converted $3,150,000 of the outstanding principal balance of the bridge loans of $3,171,000 into 6,628,787 shares of HzO Series A Preferred Stock.  The Company has converted the accrued and unpaid interest of $11,295 due under the three bridge loans into 23,909 additional shares of HzO Series A Preferred Stock.  A principal balance of $21,000 remains due and owing under the bridge loans.

Closing of Transaction

In connection with the closing of the transactions described in the Technology Contribution Agreement, on November 5, 2010, NMI conveyed to HzO all of its rights under its patent applications and related technology and know-how for the Golden Shellback technology.  HzO paid to NMI the balance due under the Technology Contribution Agreement of $1,800,000 and issued to NMI 10,521,884 shares of Series A Preferred Stock.  Following the closing, NMI owned approximately 45% of the capital stock of HzO on a fully diluted basis.

Following the closing of the transactions described above, the Company owned 12,378,787 shares of capital stock of HzO and warrants to purchase an additional 2,001,256 shares of Series A  Preferred Stock, as follows: 5,750,000 shares of common stock, which it acquired for no consideration from Robert Pedersen, Larry Harmer, Ed Ekstrom, Brandon O’Brien and other employees of the Company; 6,628,787 shares of Series A Preferred Stock acquired in connection with the conversion of the bridge loans described above; and warrants to purchase an additional 2,001,256 shares of Series A  Preferred Stock, all of which were issued in connection with the bridge loans described above.  As of the date of this report, the Company owns approximately 55% of the capital stock of HzO.  As mentioned in relation to the August extension, the Company holds an option exercisable until October 1, 2013 to purchase all of NMI’s stock and other rights, if any, in HzO for $3,000,000.

Holders of the Series A Preferred Stock are entitled to dividends at the rate of $0.038016 per share as and when declared by the board of directors of HzO.  In the event of liquidation, holders of Series A Preferred Stock are entitled to a liquidation preference of $0.4752 per share, adjusted for stock splits, stock dividends, or other similar events, and then to share in the distribution of the remaining assets of HzO on a pro-rata basis with the holders of the common  stock.  The holders of the Series A Preferred Stock may convert their shares into common stock on a 1:1 basis, subject to adjustments for stock splits, stock dividends, or other similar events, and are entitled to vote that number of shares into which their Series A Preferred Stock would convert on the record date for such vote.  At any time after August 21, 2014, at the election of the holders of at least two-thirds of the shares of the Series A Preferred Stock then outstanding, HzO is obligated to redeem the Series A Preferred stock by paying an amount equal to $0.4752 per share plus all declared and unpaid dividends.

Under the terms of a Voting Agreement between NMI, the Company and the other holders of the common stock of HzO, vSpring had the right to appoint one director of HzO.  However, as of the date of this report, vSpring has assigned that right to the Company.  Under the terms of the Voting Agreement, the Company has appointed four of five directors of HzO, including one director under the rights assigned by vSpring.  The CEO of HzO serves as a fifth director under the terms of the Voting Agreement.  NMI has the right to appoint two directors of HzO, in which case, the board of directors of HzO would be increased to seven members, but NMI had not exercised that right as of the date of this Report.

The disclosures relating to the various agreements discussed above do not purport to be a complete description of any of the agreements discussed, and they are qualified in their entirety by reference to the agreements themselves, which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on October 5, 2009, and which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

Acquisition of Certain Patents

On November 9, 2010, ZAGG, Inc. (the “Company”), entered into an Asset Purchase Agreement under which it acquired certain patents, a patent application and related rights from Andrew Mason.

Background

On August 31, 2010, Andrew Mason (“Mason”) filed a complaint against the Company in the United States District Court for the Central District of California, case no. CV10-6511 AHM (FFMx), entitled “Andrew Mason, plaintiff, vs. ZAGG, Inc., a Nevada corporation; et al, defendants” (the “California Litigation”).  In the California Litigation, Mason asserted two claims for patent infringement, based upon U.S. Patent No. 7,389,869 (the “‘869 Patent”) and U.S. Patent No. 7,784,610 (the “‘610 Patent”).

On September 4, 2010, the Company filed a complaint against Mason and his company, eShields LLC (“eShields”), in the United States District Court for the District of Utah, case no. 2:10-CV-00882, entitled “ZAGG Inc, a Nevada corporation, plaintiff, vs. Andrew Mason, an individual; and eShields, L.L.C., a limited liability company, defendants” (the “Utah Litigation”).  In the Utah Litigation, the Company asserted claims for (1) Infringement of Federally Registered Trademark, (2) False Designation of Origin, (3) Common Law Trademark Infringement, (4) Common Law Unfair Competition, (5) Deceptive Trade Practices—Violations of Utah Code Ann. § 13-11a-3, (6) Attorneys’ Fees, (7) Declaration of Noninfringement of the ‘610 Patent, (8) Declaration of Invalidity of the ‘610 Patent, (9) Declaration of Noninfringement of the ‘869 Patent, and (10) Declaration of Invalidity of the ‘869 Patent.

Asset Purchase Agreement

On November 9, 2010, before either party had responded on the merits to the claims asserted in the California or Utah Litigation, the Company, Mason and eShields entered into an Asset Purchase Agreement (“Purchase Agreement”) under which an affiliate of the Company, ZAGG Intellectual Property Holding Co., Inc., a Nevada corporation (“ZAGG IP Co.”), acquired all of the rights of Mason in the (i) patents which were the subject of the California Litigation and the Utah Litigation, (ii) a patent application filed on August 13, 2010 (the “CIP Application”), and (iii) the rights to sue for infringement of the patents.  Mason also agreed to assign to the ZAGG IP Co. his rights as the plaintiff in the California Litigation.

In consideration for the conveyance of Mason’s assets described above, the Company agreed to:

(a) make a first payment to Mason of $200,000 by November 11, 2010, and a second payment of $150,000 after December 31, 2010, and on or before January 5, 2011;

(b) issue to Mason five-year warrants (the “Warrants”) to purchase 750,000 shares of the Company’s restricted Common Stock at an exercise price of $8.53; provided that 500,000 of the 750,000 Warrants are exercisable only upon the issuance of a patent from the CIP Application with at least one claim that satisfies the Claim Conditions (as defined below);

(c) dismiss the Utah Litigation with prejudice;
(d) issue to Mason 70,000 shares of the Company’s restricted Common Stock; and
(e) grant eShields a fully paid-up, perpetual, non-exclusive license for the patents and CIP Applications, without rights to transfer or sublicense.

The Company also agreed to make additional payments to Mason if the US Patent and Trademark Office (“USPTO”) issues a U.S. patent in respect of the CIP Application that includes at least one claim that broadly encompasses any protective kit that includes a package, as well as a squeegee and an adhesive-coated protective film for a consumer electronic device with a peel-away backing within the package (collectively, the “Claim Conditions”).  If the Claim Conditions are met, the Company will:

(a)      pay Mason the sum of $500,000; and
(b)      issue to Mason 430,000 shares of the Company’s restricted Common Stock.

If the Claim Conditions are not met, then the Company has no obligation to make the payment or issue the shares described in the preceding paragraph, and Mason will not be able to exercise 500,000 of the Warrants.  There can be no assurance that the USPTO will issue a patent on the CIP Application that meets the requirements of the Claims Conditions.

The Company intends to investigate whether other vendors of protective polymer coatings for consumer electronic devices, or other related consumer goods, including cell phones, iPods, MP3 players, gaming devices, laptops, cameras, communication devices like radios, walkie-talkie devices, and other devices that are primarily marketed for personal, entertainment, or household purposes are infringing on the patents acquired from Mason and causing damage to the Company.

The shares of common stock and Warrants described above were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and regulations promulgated thereunder in a transaction not involving any public offering.

Item 9.01	Financial Statements and Exhibits

                (a)           Financial Statements of Businesses Acquired

The financial statements required by this item will be filed in an amendment to this Current Report within 71 days of November 11, 2010.

(b)           Pro Forma Financial Information

Pro Forma financial information required by this item will be filed in an amendment to this Current Report within 71 days of November 11, 2010.

(d)           Exhibits

99.1           Asset Purchase Agreement dated as of November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

Date: November 18, 2010	By:	/s/Brandon T. O'Brien
Brandon T. O'Brien
Chief Financial Officer